Exhibit 4.1

NUMBER SHARES Innocoll Holdings plc INCORPORATED UNDER THE LAWS OF IRELAND SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP G4783X 10 5 ORDINARY SHARES This Certifies That: SPECIMEN is the owner of FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF $0.01 PAR VALUE EACH OF Innocoll Holdings plc (the “Company”) This certificate and the shares represented hereby are issued and shall be transferable in accordance with, and subject to, the laws of Ireland and to the Company’s memorandum and articles of association. This certificate is not valid until countersigned by the Transfer Agent and registered by the registrar of the Company. WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. DATED: COUNTERSIGNED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY NEW YORK, NY TRANSFER AGENT BY: AUTHORIZED OFFICER DIRECTOR DIRECTOR

INNOCOLL HOLDINGS PLC The transfer of the shares represented by this certificate requires the completion of a specialized stock transfer form and may be subject to Irish stamp duty. Please contact the Transfer Agent for additional information. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common UNIF GIFT MIN ACT – Custodian TEN ENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common (State) Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the ordinary shares represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. Signature(s) Guaranteed By The Signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved Signature Guarantee Medallion Program), pursuant to SEC Rule 17Ad-15. COLUMBIA PRINTING SERVICES, LLC - www.stockinformation.com